UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012

ACCO BRANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Tower Parkway Lincolnshire, Illinois		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 541-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Merger of C&OP Business

On May 1, 2012, ACCO Brands Corporation (the “Company”) completed the transactions (the “Transactions”) contemplated by (i) the Agreement and Plan of Merger, dated as of November 17, 2012, among the Company, MeadWestvaco Corporation (“MWV”), Monaco SpinCo Inc. (“Spinco”), which was a wholly-owned subsidiary of MWV prior to the Merger described below, and Augusta Acquisition Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of the Company, as amended by Amendment No. 1 to the Merger Agreement, dated as of March 19, 2012, among the Company, MWV, Spinco and Merger Sub (as amended, the “Merger Agreement”), and (ii) the Separation Agreement, dated as of November 17, 2011, between MWV and Spinco, as amended by Amendment No. 1 to the Separation Agreement, dated as of March 19, 2012, between MWV and Spinco (as amended, the “Separation Agreement”). The completion of the Transactions, including the merger of Merger Sub into Spinco, with Spinco as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”), resulted in the acquisition by the Company of the Consumer and Office Products business of MWV (the “C&OP Business”). Following the effectiveness of the Merger, Spinco merged with and into Mead Products LLC (“Mead Products”), a wholly-owned subsidiary of the Company (the “LLC Merger,” and together with the Merger, the “Mergers”). Accordingly, to the extent the context requires, all references to Spinco in this Current Report on Form 8-K should be construed to mean Mead Products with respect to the obligations of, and actions and events involving, Spinco following the Mergers.

Prior to the Merger and pursuant to the provisions of the Separation Agreement, MWV transferred the C&OP Business to Spinco (the “Separation”), and thereafter MWV effected a spin-off of Spinco to its stockholders by distributing to MWV stockholders all of the issued and outstanding shares of Spinco held by MWV (the “Distribution”). At the effective time of the Merger, each issued and outstanding share of Spinco common stock converted into the right to receive 0.32986547 shares of common stock of the Company, resulting in MWV shareholders owning 50.5% of the outstanding shares of Company common stock immediately following the Merger. The Merger resulted in the issuance by the Company of 57,089,808 shares of its common stock.

Transition Services Agreement. In connection with the Separation Agreement, Spinco and MWV entered into a Transition Services Agreement, effective as of May 1, 2012 (the “Transition Services Agreement”). Under the Transition Services Agreement, MWV will provide to Spinco certain services on a transitional basis to facilitate the transition of the C&OP Business to the Company. Among other services, the transition services generally relate to information technology, product stewardship, sourcing and supply chain, and certain accounting and finance services.

The term of the transition services varies by service. No term is more than 18 months after the completion of the Transactions, except for certain specified services that may be provided for up to 24 months after the completion of the Transactions. Spinco may terminate any or all of the transition services provided for a particular functional service area for any reason with 75 days’ prior written notice to MWV. In addition, MWV and Spinco may terminate all transition services if the other party materially breaches any of its obligations under the Transition Services Agreement and does not cure the breach within 30 days after receiving written notice of such breach.

MWV and Spinco have agreed to indemnify each other and each other’s related parties from losses resulting from each other’s (and, in the case of MWV, its subcontractors’) breach of the Transition Services Agreement, gross negligence or willful misconduct.

Tax Matters Agreement. In connection with the Transactions, the Company, MWV and Spinco entered into a Tax Matters Agreement, dated as of May 1, 2012 (the “Tax Matters Agreement”), which governs the respective rights, responsibilities and obligations of the Company and Spinco, on the one hand, and MWV, on the other hand, after the Separation, the Distribution and the Mergers with respect to taxes, including the allocation of liability for taxes, Spinco’s and MWV’s obligations to file tax returns and remit taxes, Spinco’s and MWV’s control over tax contests and Spinco’s and MWV’s obligations to cooperate after the Mergers in tax return preparation and record-keeping matters.

The Tax Matters Agreement generally provides that MWV is responsible for all pre-closing U.S. federal (including any consolidated U.S. federal income taxes of MWV), state, and local income taxes attributable to the C&OP Business and Spinco is responsible for all pre-closing foreign income taxes and all non-income taxes attributable to the C&OP Business (other than taxes arising from the consummation of the Transactions themselves, which will be the responsibility of MWV). In addition, Spinco is responsible for any taxes of Spinco and its subsidiaries incurred after the Distribution. Each party is responsible for any taxes imposed on MWV that arise from the failure of the Distribution to qualify as a tax-free spin-off for U.S. federal income tax purposes pursuant to sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended, (the “Code”) to the extent that such failure to qualify is attributable to certain actions (described below) taken by such party.

The Tax Matters Agreement further provides that Spinco will indemnify MWV for (i) all taxes for which Spinco is responsible as described above, (ii) all taxes incurred by MWV or any subsidiary of MWV by reason of the breach by Spinco of any of its representations, warranties or covenants under the Tax Matters Agreement and (iii) any costs and expenses related to the foregoing (including reasonable attorneys’ fees and expenses). Likewise, MWV will indemnify Spinco for (i) all taxes for which MWV is responsible as described above, (ii) all taxes incurred by Spinco or any subsidiary of Spinco by reason of a breach by MWV of any of its representations, warranties or covenants under the Tax Matters Agreement and (iii) any costs and expenses related to the foregoing (including reasonable attorneys’ fees and expenses).

Each of MWV and Spinco has agreed that it will not take, and will cause its respective affiliates to refrain from taking, any position on any income tax return that is inconsistent with the treatment of the Separation and the Distribution generally as tax-free transactions to MWV and the MWV stockholders. MWV, on the one hand, and the Company and Spinco, on the other hand, have agreed to jointly determine in good faith the allocation of tax attributes arising in a pre-closing period to MWV and its subsidiaries (other than Spinco and its subsidiaries), on the one hand, and Spinco and its subsidiaries, on the other hand, provided that MWV is entitled to make any determination as to basis and valuation (such determinations to be made consistent with past practice, where applicable). MWV and Spinco have agreed to compute all taxes for post-closing periods consistent with the determination of the allocation of tax attributes in accordance with the Tax Matters Agreement unless otherwise required by a final determination to the contrary.

The Tax Matters Agreement prohibits the Company and Spinco from taking certain actions that could cause the Distribution to be taxable. In particular, for two years after the Distribution, Spinco may not:

•

enter into any transaction or series of transactions (or any agreement, understanding or arrangement) as a result of which one or more persons would acquire (directly or indirectly) stock comprising 50% or more of the vote or value of Spinco (taking into account the 49.5% acquired pursuant to the Merger);

•	redeem or repurchase any stock or stock rights;

•	amend its certificate of incorporation or take any other action affecting the relative voting rights of its capital stock;

•

merge, consolidate or amalgamate with any other person (other than pursuant to the Mergers and any other merger, consolidation or amalgamation with the Company or with any other direct or indirect wholly-owned subsidiary of the Company);

•

take any other action that would, when combined with any other direct or indirect changes in ownership of Spinco capital stock (including pursuant to the Mergers), have the effect of causing one or more persons to acquire stock comprising 50% or more of the vote or value of Spinco, or would reasonably be expected to adversely affect the tax-free status of the Transactions; or

•

sell, transfer or otherwise dispose of assets (including stock of subsidiaries) that constitute more than 30% of the consolidated gross assets of Spinco and/or its subsidiaries (subject to exceptions for, among other things, ordinary course dispositions, repayments or prepayments of Spinco debt and mergers, consolidations or amalgamations with any direct or indirect wholly owned subsidiary of the Company or Spinco).

The foregoing restrictions also generally apply to a foreign subsidiary of Spinco whose stock was distributed in an internal spin-off with the MWV group prior to and in connection with the Separation.

If Spinco wishes to take any such restricted action, Spinco is required to cooperate with MWV in obtaining a supplemental IRS ruling or an unqualified tax opinion reasonably acceptable to MWV to the effect that such action will not affect the status of the Separation and the Distribution as a tax-free spin-off for U.S. federal income tax purposes pursuant to sections 355 and 368(a)(1)(D) of the Code. Notwithstanding the foregoing restrictions, Spinco and the Company are permitted to (i) adopt or modify, and issue stock pursuant to, a stockholder rights plan and (ii) issue stock in connection with employee compensation arrangements that comply with certain safe harbors in the applicable regulations under section 355 of the Code.

The foregoing summaries of the Transition Services Agreement and the Tax Matters Agreement do not purport to be complete and are qualified in their entirety by reference to the Transition Services Agreement and Tax Matters Agreement filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein.

Refinancing Transactions

Credit Facility. As previously announced, in connection with the Merger, on March 27, 2012 the Company entered into the Credit Agreement, dated as of March 26, 2012 (the “Credit Agreement”) among the Company, certain direct and indirect subsidiaries of the Company party thereto, Barclays Bank PLC and Bank of Montreal, as administrative agents, and the other agents and lenders named therein. The Credit Agreement provides for a $1,020 million senior secured credit facility (the “Senior Secured Credit Facility”), which consists of a $250 million five-year senior secured revolving credit facility and $770 million in senior secured term loan facilities (the “Term Loan Facilities”). A description of the borrowings made under the Senior Secured Credit Facility in connection with the Transactions is set forth under Item 2.03 below.

Spinco Notes. Pursuant to an indenture dated as of April 30, 2012 (the “Original Indenture”), among Spinco, as issuer, the initial guarantor named therein (the “Initial Guarantor”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), Spinco issued $500 million aggregate principal amount of 6.75% senior notes due 2020 (the “Spinco Notes”). As a result and upon completion of the Mergers, on May 1, 2012 the Spinco Notes became the obligation of Mead Products, the Company became a co-issuer of the Spinco Notes, and certain subsidiaries of the Company became guarantors of the Spinco Notes (with the Initial Guarantor, the “Guarantors”) pursuant to a First Supplemental Indenture, dated as of

May 1, 2012, among the Company, Spinco, the Guarantors and the Trustee (the “First Supplement”), and a Second Supplemental Indenture, dated as of May 1, 2012, among the Company, Mead Products, the Guarantors and the Trustee (the “Second Supplement,” and together with the First Supplement and the Original Indenture, the “Indenture”).

Of the $500 million in principal amount of Spinco Notes sold, $270 million in principal amount were originally issued to MWV and subsequently exchanged by MWV in satisfaction of certain indebtedness of MWV held by certain MWV creditors or their affiliates (“MWV Creditors”). Spinco did not receive any cash proceeds from the sale of the Spinco Notes by the MWV Creditors.

Pursuant to the Indenture, the Company will pay interest on the Spinco Notes semiannually on April 30 and October 30 of each year, beginning on October 30, 2012, at a rate of 6.75% per year. On or after April 30, 2017, the Company may redeem all or a part of the Spinco Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest and additional interest, if any, to the applicable redemption date.

The Indenture contains covenants that limit the ability of the Company and its restricted subsidiaries’ ability to, among other things: (i) incur additional indebtedness or issue disqualified stock or, in the case of the Company’s restricted subsidiaries, preferred stock; (ii) create liens; (iii) pay dividends, make certain investments or make other restricted payments; (iv) sell certain assets or merge with or into other companies; (v) enter into transactions with affiliates; and (vi) allow limitations on any restricted subsidiary’s ability to pay dividends, loans, or assets to the Company or other restricted subsidiaries. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, and accrued but unpaid interest on all the then outstanding Spinco Notes to be immediately due and payable.

In connection with the issuance of the Spinco Notes, Spinco, the Company, the Guarantors and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp. and SunTrust Robinson Humphrey, Inc., as representatives of the initial purchasers of the Spinco Notes, entered into a registration rights agreement (the “Registration Rights Agreement”) dated as of May 1, 2012 with the initial purchasers of the Spinco Notes named therein. Subject to the terms of the Registration Rights Agreement, the Company and the Guarantors must use their commercially reasonable efforts to register with the Securities and Exchange Commission (the “SEC”) notes (the “Exchange Securities”) with substantially identical terms to the Spinco Notes and effect an offer to exchange the Spinco Notes for the Exchange Securities (the “Exchange”). The Company is obligated to file a registration statement, have it declared effective and consummate the Exchange within the time periods specified in the Registration Rights Agreement. If these deadlines are not met, the Company will be subject to penalty interest on the Spinco Notes until the applicable condition has been satisfied.

The foregoing summaries of the Indenture and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Original Indenture, the First Supplement, the Second Supplement and the Registration Rights Agreement filed herewith as Exhibits 10.3, 10.4, 10.5 and 10.6, respectively, and incorporated by reference herein.

Existing Senior Secured Notes. Effective May 1, 2012, the Company entered into the First Supplemental Indenture (the “Supplemental Indenture”) by and among the Company, each of the guarantors party thereto and the U.S. Bank National Association, as trustee (the “Senior Secured Notes Trustee”), which amends and supplements the Indenture dated as of September 30, 2009, among the Company, the guarantors party thereto and the Senior Secured Notes Trustee (as amended and supplemented by the Supplemental Indenture, the “Senior Secured Indenture”). The Supplemental Indenture became operative on May 1, 2012 following the acceptance for purchase by the Company of more than two-thirds in principal amount of the outstanding 10.625% Senior Secured Notes due 2015 (the “Senior Secured Notes”) issued under the Senior Secured Indenture (excluding any Senior Secured Notes owned by the Company, any guarantor or any of their affiliates) that were tendered pursuant to the Company’s tender offer and consent solicitation for the Senior Secured Notes on the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated April 16, 2012 (the “Tender Offer”). Accordingly, pursuant to the terms of the Supplemental Indenture, all liens on the collateral securing the Senior Secured Notes under the Senior Secured Indenture have been released and substantially all of the restrictive covenants and certain event of default provisions contained in the Senior Secured Indenture have been eliminated. As of May 1, 2012, $411,725,000 principal amount of Senior Secured Notes tendered in the Tender Offer had been accepted and paid in full, and the Company had satisfied and discharged its obligations under the Senior Secured Indenture with respect to all untendered Senior Secured Notes that remain outstanding.

The foregoing summary of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture filed herewith as Exhibit 10.7 and incorporated by reference herein.

Item 1.02. Termination of Material Definitive Agreement.

Effective as of May 1, 2012, the Company satisfied all remaining obligations under, and terminated (other than with respect to certain provisions that expressly survive the termination), the Syndicated Facility Agreement-ABL Revolving Facility, dated as of September 30, 2009, and as subsequently amended, among the Company, certain subsidiaries of the Company party thereto, Deutsche Bank AG New York Branch, as administrative agent for the secured parties and in such capacity, a co-collateral agent, Bank of America, N.A., and General Electric Capital Corporation, as co-collateral agents, and the other agents and lenders named therein. Additionally, the several financing commitment letters, each dated as of January 13, 2012, among MWV, the Company and Spinco, as applicable, and the financial institutions party thereto, each terminated by its terms effective upon completion of the Merger.

Effective as of May 1, 2012, the Company satisfied and discharged all its obligations under the Senior Secured Indenture with respect to the Senior Secured Notes that remain outstanding following the Company’s repurchase of the Senior Secured Notes tendered prior to the consent deadline established for the Tender Offer.

On May 4, 2012, the Company redeemed in full all of its outstanding 7- 5/8% Senior Subordinated Notes due 2015 (the “Senior Subordinated Notes”), which effectively discharged the Company’s obligations under the indenture for the Senior Subordinated Notes.

Effective upon completion of the Merger, the 2008 Amended and Restated ACCO Brands Corporation Supplemental Retirement Plan (as amended by the Amendment to the Plan effective as of May 1, 2012, the “SRP”) terminated and benefits became payable, with all unvested benefits of any SRP participant becoming fully vested.

Section 2—Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K with respect to the consummation of the Merger is incorporated by reference into this Item 2.01. In addition, the descriptions of the Transactions contained in the Company’s Current Reports on Form 8-K filed with the SEC on November 22, 2011 and March 22, 2012 are incorporated by reference into this Item 2.01, and are qualified in all respects by reference to the Merger Agreement and the Separation Agreement, copies of which were filed as Exhibits 2.1 and 10.1, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on November 22, 2011, and the amendments to the Merger Agreement and the Separation Agreement, copies of which were filed as Exhibits 2.1 and 10.1, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on March 22, 2012.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with consummation of the Merger, the Company borrowed $770 million under the Term Loan Facilities of the Credit Agreement. Borrowings under the Credit Agreement occurred in conjunction with the consummation of the Merger and transactions related to the Merger (except that Spinco incurred its indebtedness prior to being spun off to MWV shareholders, which occurred immediately prior to the Merger). The Term Loan Facilities consist of the following:

•	a senior secured term loan A facility in an aggregate principal amount of $95 million to the Company, which bears interest at LIBOR plus 3%;

•	a senior secured term loan A facility in an aggregate principal amount of $190 million to Spinco, which bears interest at LIBOR plus 3%;

•

a senior secured term loan A facility in an aggregate principal amount of $35 million to ACCO Brands Canada, which bears interest at a rate calculated by reference to the Banker’s Acceptance rate plus 3%; and

•	a senior secured term loan B facility in an aggregate principal amount of $450 million to the Company, which bears interest at LIBOR plus 3.25%, with a 1% LIBOR floor.

Borrowings under the Term Loan Facilities, along with the net proceeds from the sale of the Spinco Notes, were used to (i) fund the cash portion of the special distribution paid by Spinco to MWV, (ii) repurchase the Company’s Senior Secured Notes and fund related consent payments with respect to Senior Secured Notes that had been tendered prior to the consent deadline (the “Consent Deadline”) established for the Company’s Tender Offer, and (iii) pay other fees and expenses associated with the Merger and related transactions. Borrowings under the Term Loan Facilities also were applied toward the payment of (a) the redemption price for all of the Company’s existing 7.625% Senior Subordinated Notes due 2015 (the “Subordinated Notes”) redeemed on May 4, 2012 and (b) the remaining outstanding principal amount of Senior Secured Notes that were not tendered prior to the Consent Deadline.

In general, the Company’s obligations under the Credit Agreement are guaranteed by the Company’s existing and future direct and indirect domestic subsidiaries, other than certain excluded subsidiaries, and are secured by substantially all of the Company’s and its guarantor subsidiaries’ assets.

The description of certain principal provisions of the Credit Agreement contained under Item 1.01 to the Company’s Current Report on Form 8-K filed with the SEC on March 30, 2012 is incorporated by reference herein, which description is qualified in all respects by reference to the Credit Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 30, 2012.

The information provided under Item 1.01 above with respect to the issuance of the Spinco Notes is incorporated by reference into this Item 2.03.

Section 3—Securities and Trading Markets

Item 3.03. Material Modification to Rights of Security Holders.

The information provided in Item 1.01 of this Current Report on Form 8-K with respect to the entry into the Supplemental Indenture with respect to the Senior Secured Notes is incorporated by reference into this Item 3.03.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	—	Transition Services Agreement, effective as of May 1, 2012, between Monaco SpinCo Inc. and MeadWestvaco Corporation

Exhibit 10.2	—	Tax Matters Agreement, dated as of May 1, 2012, among the Company, MeadWestvaco Corporation and Monaco SpinCo Inc.

Exhibit 10.3	—	Indenture dated as of April 30, 2012, among Monaco SpinCo Inc., as issuer, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee

Exhibit 10.4	—	First Supplemental Indenture, dated as of May 1, 2012, among the Company, Monaco SpinCo Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee

Exhibit 10.5	—	Second Supplemental Indenture, dated as of May 1, 2012, among the Company, Mead Products LLC, the guarantors named therein and Wells Fargo Bank, National Association, as trustee

Exhibit 10.6	—	Registration Rights Agreement, dated as of May 1, 2012, among Monaco SpinCo Inc., the Company, the guarantors named therein, and representatives of the initial purchasers named therein

Exhibit 10.7	—	First Supplemental Indenture, effective May 1, 2012, among the Company, each of the guarantors named therein and the U.S. Bank National Association, as trustee

Exhibit 10.8	—	Amendment to the 2008 Amended and Restated ACCO Brands Corporation Supplemental Retirement Plan

Exhibit 99.1	—	The audited combined financial statements of the C&OP Business at December 31, 2011 and December 31, 2010 and for each of the three years in the period ended December 31, 2011, and related notes (incorporated by reference to pages F-1 through F-32 of the Company’s Registration Statement on Form S-4/A (Registration No. 333-178869) filed with the SEC on March 22, 2012)

Exhibit 99.2	—	The unaudited pro forma combined condensed balance sheet of the Company as of December 31, 2011 and the unaudited pro forma combined condensed statement of operations for the year ended December 31, 2011 (incorporated by reference to “Selected Unaudited Pro Forma Combined Financial Information” contained in the Company’s Registration Statement on Form S-4/A (Registration No. 333-178869) filed with the SEC on March 22, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)

Date: May 7, 2012	By:	/s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit

10.1	Transition Services Agreement, effective as of May 1, 2012, between Monaco SpinCo Inc. and MeadWestvaco Corporation

10.2	Tax Matters Agreement, dated as of May 1, 2012, among the Company, MeadWestvaco Corporation and Monaco SpinCo Inc.

10.3	Indenture dated as of April 30, 2012, among Monaco SpinCo Inc., as issuer, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee

10.4	First Supplemental Indenture, dated as of May 1, 2012, among the Company, Monaco SpinCo Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee

10.5	Second Supplemental Indenture, dated as of May 1, 2012, among the Company, Mead Products LLC, the guarantors named therein and Wells Fargo Bank, National Association, as trustee

10.6	Registration Rights Agreement, dated as of May 1, 2012, among Monaco SpinCo Inc., the Company, the guarantors named therein, and representatives of the initial purchasers named therein

10.7	First Supplemental Indenture, effective May 1, 2012, among the Company, each of the guarantors named therein and the U.S. Bank National Association, as trustee

10.8	Amendment to the 2008 Amended and Restated ACCO Brands Corporation Supplemental Retirement Plan

99.1	The audited combined financial statements of the C&OP Business at December 31, 2011 and December 31, 2010 and for each of the three years in the period ended December 31, 2011, and related notes (incorporated by reference to pages F-1 through F-32 contained in the Registration Statement on Form S-4/A of the Company (Registration No. 333-178869) filed with the SEC on March 22, 2012)

99.2	The unaudited pro forma combined condensed balance sheet of the Company as of December 31, 2011 and the unaudited pro forma combined condensed statement of operations for the year ended December 31, 2011 (incorporated by reference to “Selected Unaudited Pro Forma Combined Financial Information” contained in the Registration Statement on Form S-4/A of the Company (Registration No. 333-178869) filed with the SEC on March 22, 2012)